UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 31, 2013

GENESIS FINANCIAL, INC.

(Exact Name of registrant as specified in its Charter)

Washington	333-103331	03-0377717
State of Incorporation	Commission File No.	I.R.S. Employer Identification No.

3773 West 5th Avenue, Ste. 301, Post Falls, ID	83854
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  (208) 457-9442

N/A

(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act

(17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Item 2.01

Completion of Acquisition or Disposition of Assets

Item 3.02

Unregistered Sales of Equity Securities

On May 31, 2013, Genesis Financial, Inc. (the "Company") completed the acquisition of a real property leasehold interest in approximately 63 acres located in Dunn County, North Dakota, (the "Halliday Project").  The leasehold was acquired by assignment of a lease between Clint L. Lohman, Lessee and Ryan and Shila Schleppenbach, Lessors.

The Company and  Clint L. Lohman had entered into an oral joint venture to acquire develop the Halliday Project into a 100-lot recreational vehicle (RV)  park/residential community which would target the residential needs of oil field service personnel employed in the Baaken Shale oil fields near Halliday, North Dakota.

Lohman initially acquired the property in September 2012 and commenced development of fifty (50) RV/residential lots.  Lohman invested $353,857 into the Project.  The Company loaned Lohman an additional $357,857 which was used for project development.

The Halliday Project, as presently developed, consists of fifty (50) developed residential lots and undeveloped land.

In exchange for Lohman's interest in the project, the Company issued 589,762 common shares valued at $0.60 per share for a total share consideration of $353,857.   Lohman is an accredited investor.  The Company relied on Section 4(2) of the Securities Act of 1933 as the transaction exemption for the offer and sale of the restricted shares to Lohman.  The Lohman loans were cancelled.   The Company controls the Halliday Project and intends to complete the development as it deems prudent.  The Company may place recreational vehicles, mobile homes, or construct cabins on the lots and offer them for rent to oil field workers.

The lease consists of approximately 63 acres in the Dunn County, North Dakota.  The lease term is fifteen (15) years and commenced on September 15, 2012.  The Company has an option to renew the lease for an additional 15 year term. The monthly rent is Fifty ($50.00) Dollars for each occupied and rented trailer, cabin or lot.  The Company is obligated to pay any and all real and personal property taxes, general taxes, special assessments and other charges levied against the property and its improvements.   During the lease term, the Company will own title to all of the improvements and personal property.  At the expiration of the lease or termination, all improvements and personal property located on the premises will remain the property of the Lessors.

Item 9.01

Financial Statements and Exhibits

(a)  Exhibits

Exhibit Number

Description

10.1

Ground Lease

10.2

Assignment of Ground Lease

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS FINANCIAL, INC.

Dated: June 11, 2013

/s/ Virginia Walters

By: Virginia Walters

Title: Treasurer